EXHIBIT 23

Consent of Independent Accountants

To the Plan Administrator

Consolidated Graphics, Inc. Employee 401(K) Savings Plan:

We consent to the incorporation by reference in the Registration Statement of Consolidated Graphics, Inc. on Form S-8 (No.333-18435) of our Report dated June 18, 2003, on our audit of the financial statements of the Consolidated Graphics, Inc. 401(k) Savings Plan as of and for the years ended December 31, 2002 and 2001, which report is included in this Annual Report on Form 11-K.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas

June 30, 2003